Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-266075) on Form F-1 of our report dated May 1, 2023, relating to the consolidated financial statements of Forafric Global PLC appearing in the Company’s Annual Report on Form 20-F as of and for the year ended December 31, 2022, which appears in this Registration Statement.

We also consent to the reference to us under the caption “Experts” in such Registration Statement.

/s/ UHY LLP

Melville, NY

May 23, 2023